For Period Ended 12/31/2018
AMERICAN BEACON FUNDS
File Number: 811-04984

Exhibit 99.906CERT

Gene L. Needles, Jr. and Melinda G. Heika, respectively, the President and Treasurer of the American Beacon Funds (the “Registrant”), each certify to the best of his or her knowledge and belief that:
1. the Registrant’s report on Form N-CSR for the period ended December 31, 2018 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 20, 2019	By /s/ Gene L. Needles, Jr. Gene L. Needles, Jr. President American Beacon Funds

Date: March 20, 2019	By /s/ Melinda G. Heika Melinda G. Heika Treasurer American Beacon Funds

A signed original of this written statement required by Section 906 has been provided to American Beacon Funds and will be retained by American Beacon Funds and furnished to the Securities and Exchange Commission or its staff.